EXHIBIT 10.1
                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                   CONSULTING AGREEMENT

THIS AGREEMENT dated September 30, 2014 is between iHookup Social, Inc., a corporation organized under laws of the State of Nevada, whose address is 125 E. Campbell Ave., Campbell, CA 95008 (hereinafter referred to as the “Company”); and ATLANTA CAPITAL PARTNERS, LLC, a corporation organized under laws of the State of Georgia, located at 12411 Slauson Ave. Suite B, Whittier, CA 90606 (hereinafter referred to as the “Consultant”).

WHEREAS, the Consultant is in the business of assisting public companies in financial advisory, strategic business planning, and investor and public relations services designed to make the investing public knowledgeable about the benefits of stock ownership in the Company; and

WHEREAS, the Company recognizes that the Consultant is not in the business of stock brokerage, investment advice, activities which require registration under either the Securities Act of 1933 (hereinafter “the Act”) or the Securities and Exchange Act of 1934 (hereinafter “the Exchange Act”), underwriting, banking, is not an insurance Company, nor does it offer services to the Company which may require regulation under federal or state securities laws; and

WHEREAS, the parties agree, after having a complete understanding of the services desired and the services to be provided, that the Company desires to retain Consultant to provide such assistance through its services for the Company, and the Consultant is willing to provide such services to the Company;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.           Duties and Involvement.

The Company hereby engages Consultant to provide one or more plans, and for coordination in executing the agreed-upon plan.  The plan may include, but not by way of limitation, the following services: consulting with the Company’s management concerning investor marketing, shareholder relations, investor accreditation, availability to expand investor base, investor support, strategic business planning, broker relations, attendance at conventions and trade shows, review and assistance in updating business plan and other written materials, review and advise on the capital structure for the Company, assist in the development of an acquisition profile and structure, recommend financing alternatives and sources, and consult on corporate finance and/or investment banking issues, take incoming investor calls, make outgoing calls to brokers, fund managers, newsletter writers, and investors, prepare and distribute OTC Stock Review (OTCSR) Report to current OTCSR subscribers. This agreement is limited to the United States.

2.           Relationship Among the Parties.

Consultant acknowledges that it is not an officer, director or agent of the Company, it is not, and will not, be responsible for any management decisions on behalf of the Company, and may not commit the Company to any action.  The Company represents that the consultant does not have, through stock ownership or otherwise, the power neither to control the Company, nor to exercise any dominating influences over its management.

Consultant understands and acknowledges that this Agreement shall not create or imply any agency relationship among the parties, and Consultant will not commit the Company in any manner except when a commitment has been specifically authorized in writing by the Company.  The Company and the Consultant agree that the relationship among the parties shall be that of independent contractor.

3.           Effective Date, Term and Termination.

This Agreement shall be effective on September 30 2014 and will continue until December 30, 2014.  This three-month Agreement can be modified only if mutually agreeable and in writing. This Agreement may be terminated prior to the expiration of the term set forth herein as follows:

A.	Upon the bankruptcy or liquidation of the other party; whether voluntary or involuntary;

B.	Upon the other party taking the benefit of any insolvency law; and/or

C.	Upon the other party having or applying for a receiver appointed for either party.

D.	In the event the Company fails or refuses to cooperate with Consultant, Consultant shall have the right to terminate any further performance under this Agreement.

4.           Option to Renew and Extend.

Company may renew this Agreement on the same terms by providing written notice to Consultant at any time prior to the expiration hereof.

5.           Compensation and Payment of Expenses.

The Company agrees to pay Consultant the total sum of Five Thousand Dollars ($5,000.00) in cash and $5,000 in stock as total and complete consideration for the services to be provided by the Consultant to the Company. The $5,000.00 payment will be in the form of a bank wire or check.

Either party may terminate this agreement with 30 days written notice, delivered by certified mail, to the notice address as provided in the first paragraph of this agreement.

If for any reason, the Company determines that it shall not proceed to utilize the services of Consultant, the fee shall continue to be deemed earned by Consultant and remain nonrefundable. Company agrees not to interfere with any conversion and agrees to authorize the transfer agent to accept an outside legal opinion, should the shares be registered.

Company shall have no other obligation to Consultant for payment, excepting the obligation for additional compensation as contained herein.

In the event that the Company extends this Consulting Agreement for more than three months from the date of execution, the Consultant will be entitled to additional compensation Company agrees to pay for all costs and expenses incurred associated with its employees’ working with the Consultant and its representatives, including lodging, meals, and travel as necessary.  All other expenses for the fulfillment of this Agreement shall be borne by the Consultant, and by third parties engaged by it in connection with the performance of the financial and public relations services provided for herein.

6.           Services Not Exclusive.

Consultant shall devote such of its time and effort necessary to the discharge of its duties hereunder.  The Company acknowledges that Consultant is engaged in other business activities, and that it will continue such activities during the term of this Agreement.  Consultant shall not be restricted from engaging in other business activities during the term of this Agreement.

7.           Confidentiality.

Consultant acknowledges that it may have access to confidential information regarding the Company and its business.  Consultant agrees that it will not, during or subsequent to the term of this Agreement, divulge, furnish or make accessible to any person (other than with the written permission of the Company) any knowledge or information or plans of the Company with respect to the Company or its business, including, but not by way of limitation, the products of the Company, whether in the concept or development stage, or being marketed by the Company on the effective date of this Agreement or during the term hereof.

8.           Covenant Not to Compete.

During the term of this Agreement, Consultant warrants, represents and agrees that it will not directly participate in the information developed for and by the Company, and will not compete directly with the Company in the Company’s primary industry or related fields.

9.           Indemnification.

Company agrees to indemnify and hold harmless the Consultant and its respective agents and employees, against any losses, claims, damages or liabilities, joint or several, to which either party, or any such other person, may become subject, insofar as such losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, any preliminary prospectus, the prospectus, or any amendment or supplement thereto; or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; and will reimburse the Consultant, or any such other person, for any legal or other expenses reasonably incurred by the Consultant, or any such other person, in connection with investigation or defending any such loss, claim, damage, liability, or action, suit or proceeding.

11.           Miscellaneous Provisions

Section a                      Time.  Time is of the essence of this Agreement.

Section b                      Presumption.  This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

Section c                      Computation of Time.  In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday or a legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday or legal holiday.

Section d                      Titles and Captions.  All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

Section e                      Pronouns and Plurals.  All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

Section f                      Further Action.  The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section g                     Good Faith, Cooperation and Due Diligence.  The parties hereto covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Agreement.  All promises and covenants are mutual and dependent.

Section h                      Savings Clause.  If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

Section i                      Assignment.  This Agreement may not be assigned by either party hereto without the written consent of the other, but shall be binding upon the successors of the parties.

Section j                      Arbitration.

i.  Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules including the Emergency Interim Relief Procedures, and judgment on the award rendered by a single arbitrator may be entered in any court having jurisdiction thereof.

ii. Any provisional remedy, which would be available from a court of law, shall be available to the parties to this Agreement from the Arbitrator pending arbitration.

iii. The situs of the arbitration shall be Dade County, Florida.

iv.  In the event that a dispute results in arbitration, the parties agree that the prevailing party shall be entitled to reasonable attorney’s fees to be fixed by the arbitrator.

Section k                      Notices.  All notices required or permitted to be given under this Agreement shall be given in writing and shall be delivered, either personally or by express delivery service, to the party to be notified.  Notice to each party shall be deemed to have been duly given upon delivery, personally or by courier (such as Federal Express or similar express delivery service), addressed to the attention of the officer at the address set forth heretofore, or to such other officer or addresses as either party may designate, upon at least ten (10) days’ written notice, to the other party.

Section l                       Governing law.  The Agreement shall be construed by and enforced in accordance with the laws of the State of Florida.

Section m                      Entire agreement.  This Agreement contains the entire understanding and agreement among the parties.  There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto.  This Agreement may be amended only in writing signed by all parties.

Section n                      Waiver.  A delay or failure by any party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

Section o                      Counterparts.  This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.  In the event that the document is signed by one party and faxed to another the parties agree that a faxed signature shall be binding upon the parties to this agreement as though the signature was an original.

Section p                      Successors.  The provisions of this Agreement shall be binding upon all parties, their successors and assigns.

Section q                      Counsel.  The parties expressly acknowledge that each has been advised to seek separate counsel for advice in this matter and has been given a reasonable opportunity to do so.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement to be effective as of the day and year provided herein.

CONSULTANT: ATLANTA CAPITAL PARTNERS, LLC

By:	/s/ David Kugelman	Date:	9/30/2014
David Kugelman

COMPANY: IHOOKUP SOCIAL, INC.

By:	/s/ Robert Rositano	Date:	9/30/2014
Robert A. Rositano, Jr.